EXHIBIT 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT
FIFTH AMENDMENT, dated as of May 2, 2016 (this “Amendment”), to the Credit Agreement, dated as of May 24, 2012 (as amended, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”), among EPE Acquisition, LLC, a Delaware limited liability company (successor-by-merger to EPE Holdings, LLC) (“Holdings”), EP Energy LLC (f/k/a Everest Acquisition LLC), a Delaware limited liability company and a wholly-owned subsidiary of Holdings (the “Borrower”), the banks, financial institutions and other lending institutions from time to time parties as lenders thereto (each a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders, the swingline lender and an issuer of Letters of Credit, and each other Issuing Bank from time to time party thereto.
W I T N E S S E T H:
WHEREAS, the Borrower has provided to the Administrative Agent and the Lenders in accordance with Section 9.14 of the Credit Agreement reserve reports, together with supplemental reserve information, with respect to the Borrower’s Oil and Gas Properties (the “Assets Reserve Report”).
WHEREAS, the Borrower has entered into a Purchase and Sale Agreement, dated as of March 18, 2016, with Covey Park Gas LLC, pursuant to which the Borrower intends to dispose of certain Oil and Gas Properties (the “Disposed Assets”).
WHEREAS, the Administrative Agent and the Lenders have determined based on the Assets Reserve Report that, subject to the conditions set forth in Article IV hereof and after giving effect to the disposition of the Disposed Assets, the Borrowing Base under the Credit Agreement shall be set at $1,650,000,000.
WHEREAS, Section 13.1 of the Credit Agreement permits the Administrative Agent and/or the Collateral Agent and certain Lenders to enter into written amendments, supplements or modifications to the Credit Agreement and the other Credit Documents with the relevant Credit Parties.
WHEREAS, the Lenders and the Credit Parties desire to amend the Credit Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
Section 1.1.    Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

ARTICLE II
Section 2.1.    Amendments. On the Amendment Effective Date (as defined below):
(a)    The following defined terms will be added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
“Amendment Period” shall have the meaning provided in Section 10.11.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries or Holdings from time to time concerning or relating to bribery or corruption.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Consolidated First Lien Debt to EBITDAX Ratio” shall mean, as of any date of determination, the ratio of (a) the aggregate principal amount of Loans and Unpaid Drawings outstanding as of the last day of the most recent Test Period to (b) EBITDAX for such Test Period; provided that the Consolidated First Lien Debt to EBITDAX Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Fifth Amendment” shall mean that certain Fifth Amendment to Credit Agreement, dated as of May 2, 2016, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

“Fifth Amendment Effective Date” shall have the meaning given to the term Amendment Effective Date in the Fifth Amendment.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or ((b) the United Nations Security Council, the European Union, any European Union member state or, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Fifth Amendment Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Specified Asset Sale” shall mean (a) the termination or creation of any off-setting positions in respect of any commodity hedge positions (whether evidenced by a floor, put or Hedge Agreement) by the Borrower or any Restricted Subsidiary or (b) the disposition by the Borrower or any Restricted Subsidiary of any Oil and Gas Property or of any Equity Interests in any Restricted Subsidiary or Minority Investment owning any Oil and Gas Property.
“Specified Asset Sale Amount” shall mean, with respect to any Specified Asset Sale, an amount equal to (i) 100% of the amount of cash proceeds received by the Borrower or any Restricted Subsidiary in respect of such Specified Asset Sale on or after the Fifth Amendment Effective Date minus (ii) the amount, if any, by which the Borrowing Base is reduced pursuant to Section 2.14(f) or Section 2.14(g) after the Fifth Amendment Effective Date as a result of such Specified Asset Sale.
“Specified Capital Amount” shall mean (i) 100% of the amount of cash proceeds received by the Borrower or any Restricted Subsidiary after the Fifth Amendment Effective Date in respect of (a) the incurrence of any unsecured Indebtedness, (b) the incurrence of any Indebtedness secured by Junior Liens, (c) any sale or issuance of Equity Interests of the Borrower, Holdings or any Parent Entity (including upon exercise of warrants or options), which proceeds in the case of any sale or issuance by Holdings or any Parent Entity have been contributed as common equity to the capital of the Borrower or (d) any contributions as common equity to the capital of the Borrower, in the case of each of clause (c) and (d), solely to the extent that such cash proceeds are not applied in connection with any Cure Right, minus (ii) the amount of such cash proceeds, if any, used (or required to be used) by the Borrower pursuant to Section 5.2(b)(ii) to repay any Borrowing Base Deficiency that results from a reduction of the Borrowing Base pursuant to Section 2.14(e) after the Fifth Amendment Effective Date as a result of the incurrence of unsecured Indebtedness or Indebtedness secured by a Junior Lien.
“Specified Debt Payment Cap” shall mean, at any time, an amount equal to the sum of (a) $350,000,000 plus (b) the aggregate Specified Asset Sale Amount with respect to each Specified Asset Sale consummated on or prior to such time plus (c) the aggregate Specified Capital Amount with respect to each incurrence of Indebtedness, sale or issuance of Equity Interests or contributions to capital of the types described in the definition of “Specified Capital Amount” consummated on or prior to such time minus (d) the aggregate amount of Restricted Payments made pursuant to Section 10.6(j) during the Amendment Period.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b)    The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement will hereby be amended and restated in its entirety as follows:
“Applicable Margin” shall mean, for any day, with respect to any ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	X ≤ 30%	> 30% X ≤ 60%	>60% X ≤ 80%	> 80% X ≤ 90%	X >90%
LIBOR Loans	2.50%	2.75%	3.00%	3.25%	3.50%
ABR Loans	1.50%	1.75%	2.00%	2.25%	2.50%
Commitment Fee Rate	0.375%	0.375%	0.50%	0.50%	0.50%

Each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
(c)    The definition of “Collateral Coverage Minimum” set forth in Section 1.1 of the Credit Agreement will hereby be amended by deleting the number “80%” therefrom and inserting in lieu thereof the number “90%”.
(d)    The definition of “Federal Funds Effective Rate” set forth in Section 1.1 of the Credit Agreement will hereby be amended by inserting immediately prior to the period at the end of such definition the following proviso:
; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement

(e)    The definition of “Lender Default” set forth in Section 1.1 of the Credit Agreement will hereby be amended by deleting the word “or” at the end of clause (iv) thereof, inserting a comma in place thereof, deleting the period at the end of clause (v) thereof, and inserting the following new phrase in place thereof:
or (vi) a Lender or any Person that directly or indirectly controls such Lender, as the case may be, is or becomes the subject of a Bail-In Action.
(f)    The definition of “LIBOR Rate” set forth in Section 1.1 of the Credit Agreement will hereby be amended by inserting immediately prior to the period at the end of the first sentence thereof the following proviso:
; provided that if the quoted interest rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement
(g)    The definition of “OFAC” set forth in Section 1.1 of the Credit Agreement will hereby be deleted.
(h)    The definition of “Swingline Commitment” set forth in Section 1.1 of the Credit Agreement will hereby be amended by deleting the number “$50,000,000” therefrom and inserting in lieu thereof the number “$25,000,000”.
(i)    To correct a scrivener’s error in the Borrowing Base Agreement and Fourth Amendment to Credit Agreement dated as of April 6, 2015, the reference to “Amendment Effective Date” in the definition of “Term Loan Early Maturity Test Date” set forth in Section 1.1 of the Credit Agreement will hereby be amended by deleting such reference and inserting in lieu thereof “April 6, 2015”.
(j)    The Total Commitment will hereby be reduced to $1,650,000,000 (with such reduction applied to each Lender’s Commitment ratably based on the amount of such Lender’s Commitment as in effect immediately prior to the Amendment Effective Date).
(k)    Section 5.4(i) of the Credit Agreement will hereby be amended by inserting the following new sentence at the end of the existing section:
For purposes of determining withholding taxes imposed under FATCA, from and after the effective date of the Fifth Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Section 1.1471-2(b)(2)(i) of the of the United States Treasury Regulations.
(l)    Section 8.21(b) of the Credit Agreement will hereby be amended and restated in its entirety as follows:
(b)    The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such

Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
(m)    Section 9.6 of the Credit Agreement will hereby be amended by inserting the following new sentence at the end of the existing section:
The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(n)    Section 10.6(i) of the Credit Agreement will be amended by inserting the phrase “at any time after the Amendment Period,” immediately prior to the phrase “so long as,” at the beginning of such section.
(o)    Section 10.6(j) of the Credit Agreement will be amended by inserting immediately prior to the semicolon at the end of such clause the following proviso:
; provided that, during the Amendment Period, the Borrower shall not be permitted to declare or pay any Restricted Payments pursuant to this clause (j) utilizing any portion of the Applicable Equity Amount accrued on or prior to the Fifth Amendment Effective Date; and further provided, that as of any date during the Amendment Period, the Applicable Equity Amount that has otherwise accrued on or after the Fifth Amendment Effective Date shall be reduced by an amount equal to the aggregate amount of payments made in accordance with Section 10.7(a) during the Amendment Period in excess of the sum of (x) the Specified Debt Payment Cap as of such date minus (y) any amounts included therein on such date pursuant to clauses (c) or (d) of the definition of Specified Capital Amount
(p)    Clause (C) of the first proviso to Section 10.7(a) of the Credit Agreement will be amended and restated in its entirety as follows:
(C) so long as, after giving effect thereto on a Pro Forma Basis, (1) no Event of Default has occurred and is continuing and (2) Liquidity is not less than 10% of the then effective Borrowing Base (on a Pro Forma Basis after giving effect to such prepayment, repurchase, redemption or defeasance) (provided that, during the Amendment Period, the aggregate amount of payments and distributions in respect of such prepayments, repurchases, redemptions and defeasances in respect of principal payments made pursuant to this clause (C) shall not exceed the Specified Debt Payment Cap),
(q)    Clause (iii) of Section 10.7(c) of the Credit Agreement will be amended by inserting the phrase “at any time after the Amendment Period,” immediately after “(iii)”.
(r)    Section 10.11 of the Credit Agreement will hereby be amended by inserting the following paragraph immediately following the existing paragraph in such section:

Notwithstanding the foregoing paragraph, the Borrower shall not be required to comply with the foregoing paragraph during the period from (and including) the Fifth Amendment Effective Date until (and including) March 31, 2018 (such period, the “Amendment Period”). During the Amendment Period, the Borrower will not permit the Consolidated First Lien Debt to EBITDAX Ratio for any Test Period ending on the last day of each fiscal quarter of the Borrower ending during the Amendment Period to be greater than 3.50 to 1.00. From and after the fiscal quarter ending June 30, 2018, the Borrower shall be required to comply with the preceding paragraph once again.
(s)    Section 10 of the Credit Agreement will hereby be amended by inserting the following new Section 10.12 therein immediately following the existing Section 10.11:
The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(t)    Section 13 of the Credit Agreement will hereby be amended by inserting the following new Section 13.24 therein immediately following the existing Section 13.23:
13.24. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ARTICLE III
Section 3.1.    Lender Approval of Redetermined Borrowing Base. Each Lender party to this Amendment acknowledges and agrees that its delivery of a counterpart signature page to this Amendment shall constitute an affirmative approval by such Lender of the redetermination of the Borrowing Base pursuant to this Article III.
Section 3.2.    Redetermination of Borrowing Base. On the Amendment Effective Date (and after giving effect to the delivery to the Administrative Agent of the written approval on or prior to the Amendment Effective Date by one or more Lenders that are not a party hereto, which comprise, together with the Lenders party hereto, not less than the Required Lenders), and until further adjusted, if at all, pursuant to the next redetermination of the Borrowing Base in accordance with the provisions of Section 2.14 of the Credit Agreement or otherwise, the amount of the Borrowing Base under the Credit Agreement shall be $1,650,000,000.
Section 3.3.    Stipulations Regarding Redeterminations. The Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination and adjustment of the Borrowing Base pursuant to this Article III shall constitute both the regularly scheduled semi-annual April 2016 redetermination of the Borrowing Base pursuant to Section 2.14 of the Credit Agreement and the adjustment of the Borrowing Base in connection with the disposition of the Disposed Assets pursuant to Section 2.14(g) of the Credit Agreement (notwithstanding that such disposition has not been consummated as of the Amendment Effective Date).
ARTICLE IV
Section 4.1.    Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which:
(a)    The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Borrower, Holdings and Lenders constituting at least the Majority Lenders; and
(b)    Each of the Borrower and Holdings shall have confirmed and acknowledged to the Administrative Agent, each Issuing Bank and the Lenders, and by its execution and delivery of this Amendment each of the Borrower and Holdings does hereby confirm and acknowledge to the Administrative Agent, each Issuing Bank and the Lenders, that (i) such Credit Party shall have taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment, (ii) the Credit Agreement and each other Credit Document to which it or any of its applicable Subsidiaries that are Credit Parties is a party constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law) and (iii) no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents.
The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.
Section 4.2.    Ratification. Each of the Borrower and Holdings (for itself and its applicable Subsidiaries that are Credit Parties) hereby (a) ratifies and confirms all of the Obligations under the Credit Agreement (as amended hereby) and the other Credit Documents related thereto, and, in particular, affirms that, after giving effect to this Amendment, the terms of the Security Documents secure, and will continue to secure, all Obligations thereunder, and (b) represents and warrants to the Lenders that as of the effectiveness of this Amendment (i) all of the representations and warranties contained in the Credit Document to which it is a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing.
Section 4.3.    Continuing Effect; No Other Amendments or Waivers. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Credit Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.
ARTICLE V
Section 5.1.    Upon the effectiveness of this Amendment pursuant to Section 4.1, the Borrower shall pay to the Administrative Agent for the account of each Lender that has delivered an executed counterpart signature page to this Amendment to the Administrative Agent or its counsel on or before 10:00 a.m. central time on May 2, 2016, a fee equal to fifteen (15) basis points on each consenting Lender’s Commitment (as reduced pursuant to Section 2.1(j)).
ARTICLE VI
Section 6.1.    Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.
Section 6.2.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT A SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.3.    FINAL AGREEMENT. THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, WHICH SHALL INCLUDE THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.
EPE ACQUISITION LLC (SUCCESSOR TO EPE HOLDINGS LLC)
By:     /s/Kyle A. McCuen
    Name: Kyle A. McCuen
    Title: Vice President and Treasurer
EP ENERGY LLC (F/K/A EVEREST ACQUISITION LLC)
By:     /s/Kyle A. McCuen
    Name: Kyle A. McCuen
    Title: Vice President and Treasurer

Signature Page – Fifth Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:    /s/ Jo Linda Papadakis
    Name: Jo Linda Papadakis
    Title: Authorized Signatory

Signature Page – Fifth Amendment

CITIBANK, N.A., as a Lender
By:    /s/ Phillip Ballard
    Name: Phillip Ballard
    Title: Vice President

Signature Page – Fifth Amendment

BMO HARRIS FINANCING, INC, as a Lender
By:    /s/ Kevin Utsey
    Name: Kevin Utsey
    Title: Director

Signature Page – Fifth Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:    /s/Mikhail Faybusovich
    Name: Mikhail Faybusovich
    Title: Authorized Signatory
By:    /s/ Warren Van Heyst
    Name: Warren Van Heyst
    Title: Authorized Signatory

Signature Page – Fifth Amendment

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:    /s/Michael Shannon
    Name: Michael Shannon
    Title: Vice President
By:    /s/Peter Cucchiara
    Name: Peter Cucchiara
    Title: Vice President

Signature Page – Fifth Amendment

ROYAL BANK OF CANADA, as a Lender
By:    /s/Matthias Wong
    Name: Matthias Wong
    Title: Authorized Signatory

Signature Page – Fifth Amendment

UBS AG, STAMFORD BRANCH, as a Lender
By:    /s/Darlene Arias
    Name: Darlene Arias
    Title: Director
By:    /s/Craig Pearson
    Name: Craig Pearson
    Title: Associate Director

Signature Page – Fifth Amendment

COMPASS BANK, as a Lender
By:    /s/Kathleen J. Bowen
    Name: Kathleen J. Bowen
    Title: Managing Director

Signature Page – Fifth Amendment

SOCIETE GENERALE, as a Lender
By:    /s/Max Sonnonstine
    Name: Max Sonnonstine
    Title: Director

Signature Page – Fifth Amendment

TORONTO DOMINION (NEW YORK) LLC,
as a Lender
By:    /s/Annie Dorval
    Name: Annie Dorval
    Title: Authorized Signatory

Signature Page – Fifth Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:    /s/James D. Weinstein
    Name: James D. Weinstein
    Title: Managing Director

Signature Page – Fifth Amendment

DNB CAPITAL LLC, as a Lender
By:    /s/James Grubb
    Name: James Grubb
    Title: Vice President
By:    /s/Asuiv Tvelt
    Name: Asuiv Tvelt
    Title: First Vice President

Signature Page – Fifth Amendment

BANK OF AMERICA, N.A., as a Lender
By:    /s/Kenneth Phelan
    Name: Kenneth Phelan
    Title: Director

Signature Page – Fifth Amendment

CITIZENS BANK N.A., as a Lender
By:    /s/David W. Stack
    Name: David W. Stack
    Title: Senior Vice President

Signature Page – Fifth Amendment

MIZUHO BANK, LTD., as a Lender
By:    /s/James R. Fayen
    Name: James R. Fayen
    Title: Managing Director

Signature Page – Fifth Amendment

GOLDMAN SACHS BANK USA, as a Lender
By:    /s/Jerry Li
    Name: Jerry Li
    Title: Authorized Signatory

Signature Page – Fifth Amendment

Morgan Stanley Bank, N.A., as Lender
By:    /s/Kevin Newman
    Name: Kevin Newman
    Title: Authorized Signatory

Signature Page – Fifth Amendment

SCOTIABANC INC., as a Lender
By:    /s/J.F. Todd
    Name: J. F. Todd
    Title: Managing Director

Signature Page – Fifth Amendment

THE BANK OF NOVA SCOTIA, as a Lender
By:    /s/Alan Dawson
    Name: Alan Dawson
    Title: Director

Signature Page – Fifth Amendment

NOMURA CORPORATE FUNDING AMERICAS, LLC, as a Lender
By:    /s/Sean P. Kelly
    Name: Sean Kelly
    Title: Managing Director

Signature Page – Fifth Amendment